UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way

Burnaby, British Columbia V5G 4W8

Canada

(Address of principal executive offices including zip code)

(604) 484-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2016, the compensation committee of the board of directors (the “Board”) of Xenon Pharmaceuticals Inc. (the “Company”) approved 2015 non-equity incentive plan payments, 2016 base salaries and stock option grants for each of the Company’s named executive officers. For additional information regarding non-equity incentive compensation for the Company’s named executive officers, please see the section entitled “Executive Compensation—Non-Equity Incentive Plan Compensation & Bonuses” of the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 30, 2015.

Name	Title	2015 Non-Equity Incentive Plan Payment (1)	2016 Base Salary(2) (in CAD$)	Option Grant (in shares)
Simon N. Pimstone	President and Chief Executive Officer	$105,203	$432,246	90,000
Ian C. Mortimer	Chief Financial Officer, Chief Operating Officer and Corporate Secretary	65,511	346,254	65,000
Y. Paul Goldberg	Vice President, Clinical Development	54,123	317,675	35,000

(1)

Non-equity incentive plan payments are paid in Canadian dollars and have been converted to U.S. dollars for purposes of the table. The U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7834 which was the average Bank of Canada exchange rate for the 2015 fiscal year.

(2)	2016 base salary figures are paid in Canadian dollars and have been reported as Canadian dollars for purposes of the table. The 2016 base salary figures are retroactive to January 1, 2016.

The number of options reflected in the table above represents the aggregate total of two tranches of options granted to the named executive officers.  The first tranche was granted on December 18, 2015 and such options have an exercise price equal to $7.69, the closing price of the Company’s common shares on The NASDAQ Global Market on December 18, 2015.  The second tranche was granted on March 11, 2016 and such options have an exercise price equal to $7.49, the closing price of the Company’s common shares on The NASDAQ Global Market on March 11, 2016. For the options granted on December 18, 2015, 25% of the shares underlying each option will vest on December 18, 2016, and 75% of the shares underlying each option will vest thereafter over the course of the next 3 years, in equal amounts, on the last day of each month. For the options granted on March 11, 2016, 25% of the shares underlying each option will vest on January 1, 2017, and 75% of the shares underlying each option will vest thereafter over the course of the next 3 years, in equal amounts, on the last day of each month.

Dr. Pimstone, Mr. Mortimer, and Dr. Goldberg are eligible to receive payments under the Company’s 2016 non-equity incentive plan of up to 50%, 40% and 35% respectively, of their base salary. The 2016 performance goals for these officers are related to various corporate objectives, including achievement of the TV-45070 project goals in the Company’s collaboration with Teva; continued execution on the Company’s Genentech Nav1.7 collaboration, including the initiation of a Phase 2 clinical trial; continued progress with the Company’s XEN801 program, including completion of a Phase 2 proof-of-concept clinical trial in moderate to severe acne; selection of a development track candidate from the Company’s Nav1.6 program, which is focused on rare, severe childhood epilepsy disorders, to prepare for Investigational New Drug Application filing in the first half of 2017; advancement of the Company’s next discovery program into late stage lead optimization; identification of the Company’s next target for discovery; continued progress in the Company’s genetics collaboration with Genentech; execution against the Company’s capital markets plan; and managing to budget. The non-equity incentive payment for each of Dr. Pimstone and Mr. Mortimer is based solely on corporate goals. The non-equity incentive payment for Dr. Goldberg is based on 75% corporate goals and 25% individual goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: March 11, 2016	By:	/s/ Ian Mortimer
Ian Mortimer
Chief Financial Officer and Chief Operating Officer